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CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Proxy Statement and Prospectus and the Statement of Additional Information constituting parts of this registration statement on Form N-14 (the "Registration Statement") of our report dated January 8, 1999 relating to the November 30, 1998 financial statements and financial highlights of TCW/DW Mid-Cap Equity Trust (the "Fund"), appearing in the November 30, 1998 Annual Report to Shareholders of TCW/DW Mid-Cap Equity Trust, which is also incorporated by reference in the Registration Statement. We also consent to the reference to us under the heading "Financial Statements and Experts" in such Proxy Statement and Prospectus. We also consent to the incorporation by reference in the Proxy Statement and Prospectus of our report dated July 6, 1998 relating to May 31, 1998 financial statements and financial highlights of Morgan Stanley Dean Witter Mid-Cap Growth Fund, formerly Dean Witter Mid-Cap Growth Fund, appearing in the Annual Report to Shareholders of Morgan Stanley Dean Witter Mid-Cap Growth Fund, which is also incorporated by reference into the Registration Statement. We also consent to the reference to us under the headings "Independent Accountants" and "Experts" in that fund's Statement of Additional Information dated July 29, 1998 and to the reference to us under the heading "Financial Highlights" in that fund's Prospectus dated July 29, 1998, which is incorporated by reference into the Registration Statement.


PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York 10036
February 25, 1999